As filed with the Securities and Exchange Commission on September 21, 2006.

Registration No. 333-33305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan
(Full title of the plan)

Keith D. Ross

Senior Vice President, General Counsel and Secretary

Alliant Techsystems Inc.

5050 Lincoln Drive

Edina, Minnesota 55436-1097

(Name and address of agent for service)

(951) 351-3000

(Telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

Alliant Techsystems Inc. (the “Registrant”) maintains a registration statement on Form S-8 (File No. 333-33305) relating to the offering of shares of the Registrant’s common stock, par value $.01 per share, under the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan (the “Plan”).  As a result of the termination of the Plan, the Registrant’s obligation to maintain the effectiveness of the registration statement has expired.  Pursuant to the undertaking contained in the registration statement, the Registrant is filing this Post-Effective Amendment No. 2 to deregister 339,806 shares, the number of shares that remained unsold as of the date of termination of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on September 21, 2006.

ALLIANT TECHSYSTEMS INC.

By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 21, 2006.

Daniel J. Murphy* Chairman of the Board, President and Chief Executive Officer (principal executive officer and a Director)

/s/ JOHN L. SHROYER
John L. Shroyer Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

Frances D. Cook*	Director
Gilbert F. Decker*	Director
Ronald R. Fogleman*	Director
Cynthia L. Lesher*	Director
Douglas L. Maine*	Director
Roman Martinez IV*	Director
Michael T. Smith*	Director
William G. Van Dyke*	Director

*By:	/s/ KEITH D. ROSS
Keith D. Ross
Attorney-In-Fact

ALLIANT TECHSYSTEMS INC.

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney.